Exhibit T3A.4

[logo] RCS TRADE AND COMPANIES REGISTER	Page 1/3

EXTRACT

Concordia Laboratories Inc.
Registration number: B200376

Date of registration
10/02/2015

Denomination or company name
Concordia Laboratories Inc.

Commercial sign(s)
Concordia Laboratories

Legal form
Limited liability company

Registered head office

Number	Street
8-10	Avenue de la GARE
Postal code	Locality
1610	Luxembourg

Corporate object
Extract from registration: For details please refer to the file
The object of the Company is to invest, acquire, and take participations and interests, in any form whatsoever, in all forms of Luxembourg or foreign companies or entities and to acquire, through participations, contributions, purchases, options or in any other manner, any equities, securities, rights, interests, patents and licenses or any other title deed that the Company deems appropriate, and more generally to hold, manage, develop, encumber, sell or otherwise dispose of them, in whole or in part, on such terms as the Company deems appropriate. The Company may also take part in all transactions, including financial or commercial, grant to any company or entity belonging to the same group of companies as the Company or to an affiliate in any way with the Company, including the companies or entities in which the Company has a direct or indirect financial interest or any other form of interest, any assistance, loan, advance, or consent to the benefit of third parties any guarantee or security in order to guarantee the obligations of the aforementioned companies, and also to borrow or raise funds in any way whatsoever and still guarantee by all means the reimbursement of any amount borrowed.

Share capital / Social Fund
Type	Amount	Currency	Release state
Fixed	500 000	United States Dollar	Total

Date of establishment
10/01/2015

Duration
Unlimited

LUXEMBOURG BUSINESS REGISTERS G.I.E.  T. {+352} 26 42 81 F. {+352} 2B 42 85 55 WWW.LBR.LU
POSTAL ADDRESS: L-29BI LUXEMBOURG | REGISTERED HEAD OFFICE: 14, RUE ERASME L-1468 LUXEMBOURG | R.O.S. LUXEMBOURG 024

[logo] RCS TRADE AND COMPANIES REGISTER	Page 2/3 B200376

Financial year
First year or shortened year		Financial year
From	To	From	To
10/01/2015	12/31/2015	01/01	12/31

Shareholder(s)

Concordia International Corp.

Registration No.
1947133
Denomination or company name
Concordia International Corp.
Country	Name of the register
Canada	Ontario Registry of Companies
Foreign legal form
Corp.

Registered head office
Number	Street
277	Lakeshore Road East
Floor
Suite 302
Postal code	Locality	Country
L6J1H9	Oakville, Ontario	Canada

Shares held
Number
22 986 494

Director(s) / Manager(s)
Statutory rules of signature
The Company is bound by the signature of its sole manager, or in case of plurality of managers, by the joint signature of at least one type A manager and one type B manager.

Ahmad Adeel

Name	First name(s)
Ahmad	Adeel
Private or professional address
Number	Street
85	King William Street
Building	Floor
Capital House	1st Floor
Postal code	Locality	Country
L6J1H9	London	United Kingdom
Type of mandate
Organ	Function
Board of Managers	Type A manager
Duration of the mandate
Date of appointment	Term of office
10/01/2015	Indefinite

LUXEMBOURG BUSINESS REGISTERS G.I.E.  T. {+352} 26 42 81 F. {+352} 2B 42 85 55 WWW.LBR.LU
POSTAL ADDRESS: L-29BI LUXEMBOURG | REGISTERED HEAD OFFICE: 14, RUE ERASME L-1468 LUXEMBOURG | R.O.S. LUXEMBOURG 024

[logo] RCS TRADE AND COMPANIES REGISTER	Page 2/3 B200376
Tong Sam Jimmy

Name	First name(s)
Tong Sam	Jimmy
Private or professional address
Number	Street
2	Millewee
Postal code	Locality	Country
7257	Helsem	Luxembourg
Type of mandate
Organ	Function
Board of Managers	Manager B
Duration of the mandate
Date of appointment	Term of office
12/31/2017	Indefinite

Certified extract[1]

Luxembourg, on 08/30/2018

For the Manager of the Trade and Companies Register [2]

Signed electronically by Luxembourg Business Registers Date of signature indicated: 2018-08-30 1:52:23 pm Serial number: [logo] eSign

[1]
Pursuant to Article 21 paragraph (2) of the amended law of December 19, 2002 on the Trade and Companies Register as well as of the accounting and the annual accounts of companies and Article 21 of the amended Grand-Ducal Regulation of January 23, 2003 implementing the Law of December 19, 2002, this extract covers at least the up-to-date situation of the data communicated to the Trade and Companies Register up to three days before the date of the transmission of said extract. If a modification has been notified to the Trade and Companies Register in the meantime, it may not have been taken into account when the extract was issued.

[2]
This extract is made and signed electronically. The manager of the Trade and Companies Register guarantees the authenticity of the origin and the integrity of the information contained in this extract in relation to the information registered in the Trade and Companies Register only if this extract contains an electronic signature issued by the manager of the Trade and Companies Register.

LUXEMBOURG BUSINESS REGISTERS G.I.E.  T. {+352} 26 42 81 F. {+352} 2B 42 85 55 WWW.LBR.LU
POSTAL ADDRESS: L-29BI LUXEMBOURG | REGISTERED HEAD OFFICE: 14, RUE ERASME L-1468 LUXEMBOURG | R.O.S. LUXEMBOURG 024